                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                            UGLY DUCKLING CORPORATION
                           AMENDED AND RESTATED AS OF
                                  May 15, 1997


                                   ARTICLE ONE

                The name of the corporation is UGLY DUCKLING CORPORATION.

                                   ARTICLE TWO

                The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Trust Company.

                                  ARTICLE THREE

                The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
                                  ARTICLE FOUR

                The Corporation shall have perpetual existence.

                                  ARTICLE FIVE

                A. The corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares of Common Stock that the corporation shall have authority to issue shall be 100,000,000, and each of such shares shall have a par value of $.001; and the total number of shares of Preferred Stock that the corporation shall have the authority to issue shall be 10,000,000, and each of such shares shall have a par value of $.001.

                B. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the corporation, each of said series to be distinctly designated. The voting powers, preferences and relative, participating, optional, and other special rights, and the qualifications, limitations, or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the


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Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences, and relative, participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereof, of each such series.

                C. The corporation hereby designates 1,000,000 shares of Preferred Stock as Series A Preferred Stock, which shares shall have the following rights, powers, privileges, preferences, designations and limitations:

1.                       Designation and Rank.

                   The Series A Preferred Stock shall rank prior to the Common Stock and to all other classes and series of equity securities of the corporation now or hereafter authorized, issued or outstanding (such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the corporation ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Series A Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the corporation. The Series A Preferred Stock shall be junior to all outstanding debt of the corporation. The Series A Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and Junior Stock to the extent not expressly prohibited herein, and the provisions hereof.

2.                       Dividends.

A. The holders of record of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the corporation, out of any funds of the corporation legally available therefor, cumulative cash dividends ("Dividends") at the per annum rates set forth below, which shall accrue from December 31, 1995, and be payable quarterly in arrears on the last day of March, June, September and December, in each year, commencing March 31, 1996, or, if such day is a non-business day, on the next business day, without interest (each of such dates, a "Dividend Payment Date").

            January 1, 1996 - December 31, 1996                          12%
            January 1, 1997 - December 31, 1997                          13%
            January 1, 1998 - December 31, 1998                          14%
            January 1, 1999 - December 31, 1999                          15%
            January 1, 2000 - December 31, 2000                          16%
            January 1, 2001 - December 31, 2001                          17%
            January 1, 2002 and thereafter                               18%

         Each declared Dividend shall be payable to holders of record as they appear on the stock books of the corporation at the close of business on the applicable record date, which shall be not more than 30 nor less than 10 calendar days preceding the Dividend Payment Date therefor, as determined by the Board or a duly authorized committee


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thereof (each of such dates, a "Record Date"). Dividends on each share of Series
A Preferred Stock shall accrue and be cumulative from the date of issuance thereof, whether or not there shall be profits, surplus or other funds of the corporation legally available for the payment of such Dividends at the time such Dividends shall accrue or become due and whether or not such Dividends are declared. Accrued and unpaid Dividends for any prior Dividend periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board.

B. Unless full Dividends on the Series A Preferred Stock at the rates set forth in paragraph C.2a above shall have been paid or declared and a sum sufficient for the payment thereof set apart: (i) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any Common Stock or any other Junior Stock and (ii) no Common Stock shall be purchased, redeemed or acquired by the corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock or any other Junior Stock from directors, officers or employees of the corporation pursuant to agreements under which the corporation has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment.

3.                         Liquidation Preference.

A. In the event of any liquidation, dissolution or winding up of the corporation, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of Common Stock of the corporation or any other Junior Stock, an amount equal to the Issuance Price for each share of Series A Preferred Stock plus all Dividends due and not paid on such shares (the "Liquidation Payment"). If upon such liquidation, dissolution or winding up of the corporation the assets of the corporation are insufficient to pay the Liquidation Payment in full on each share of Series A Preferred Stock, then such assets as are available for distribution to the holders of the Series A Preferred Stock shall be distributed ratably among such holders. Unless specifically designated as Junior Stock or Senior Stock with respect to the distribution of assets, all other series or classes of Preferred Stock shall rank on a parity with the Series A Preferred Stock with respect to the distribution of assets. All of the preferential amounts to be paid to the holders of the Series A Preferred Stock and any Parity Stock under this paragraph shall be paid or set apart for payment before the payment or setting apart for payment of any amount for or the distribution of any assets of the corporation to the holders of the Common Stock in connection with such liquidation, dissolution or winding up.

B. A consolidation or merger of the corporation with or into any other corporation where less than 50% of the outstanding voting securities of the surviving corporation are held by the shareholders of the corporation existing


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immediately prior to the consolidation or merger or a sale of all or substantially all of the assets of the corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph C.3.

4.                         Voting Rights.

A. Except as provided in C.4.b. below, or as otherwise from time to time required by applicable law, the shares of Series A Preferred Stock shall not entitle the holder thereof to any voting rights in the corporation.

B. The approval of 66 2/3% of the outstanding shares of the Series A Preferred Stock, voting separately as a class, shall be required to authorize any action of the corporation which (i) changes the rights, preferences or privileges of the shares of the Series A Preferred Stock, or (ii) creates any new class of stock having preference over or being on a parity with the shares of the Series A Preferred Stock as to distributions upon the liquidation, winding up or dissolution of the corporation. If Dividends for an entire calendar year have not been declared and paid within 30 days after the end of the calendar year, then until said Dividends are paid, holders of Series A Preferred Stock shall be entitled to vote in the election of members of the Board of Directors of the corporation. In such event, each share of Series A Preferred Stock shall entitle the holder thereof to ten votes in the election of members of the Board of Directors and said votes may be cumulated in accordance with applicable law. At any time that holders of Series A Preferred Stock are entitled to vote in the election of members of the Board of Directors, the holders of 25% of the outstanding shares of the interest of Series A Preferred Stock may call a special meeting of the Board of Directors in accordance with the Bylaws of the corporation.

5. Right of Redemption. The corporation shall have the right to redeem the Series A Preferred Stock, in whole or in part, from time to time at any time, except as otherwise prohibited by law, at the Issuance Price per share, plus an amount equal to all accrued and unpaid Dividends (whether or not any such Dividend has been declared, but without interest thereon) to the date such payment is made available in full to holder of shares of Series A Preferred Stock (the "Redemption Price"). If fewer than all of the shares of Series A Preferred Stock are to be redeemed at any time, selection of shares for redemption shall be made by the Board of Directors of the corporation on a pro rata basis or in such other equitable manner as the Board shall determine. The corporation shall cause a notice of the record date set by the Board of Directors for the payment of the Redemption Price (the "Redemption Date") to be mailed to the holders of the Series A Preferred Stock to be redeemed at least 30 days prior to the Redemption Date. Following the Redemption Date, unless this corporation defaults in payment the Redemption Price on the Redemption Date, the holders of the shares of Series A Preferred Stock called for redemption shall cease to have any rights as stockholders of the corporation with respect to such shares called for redemption except the right to receive the Redemption Price upon surrender of the certificate or certificates representing the shares of Series A Preferred Stock called for redemption, endorsed for


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transfer to the corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

6. Transfer. The corporation shall keep a register in which the corporation shall register the transfer of any shares of Series A Preferred Stock. Upon presentment for registration of transfer of a certificate representing shares of Series A Preferred Stock (accompanied by such stock assignments or stock powers as the corporation may require), the corporation shall cancel such certificate and shall execute and issue to the transferor and/or transferee new certificates aggregating a number of shares of Series A Preferred Stock as is equal to the number represented by the canceled certificate.

                                   ARTICLE SIX

         The power to adopt, amend, and repeal any or all of the Bylaws of the corporation is reserved to the Board of Directors of the corporation.

                                  ARTICLE SEVEN

         Election of members to the Board of Directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

         Meetings of the stockholders of the corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the Delaware General corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                  ARTICLE EIGHT

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification. The limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term of terms of office.


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                                  ARTICLE NINE

         A. The corporation shall to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee") against expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in this section with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized by the board of directors of this corporation.

         B. The right to indemnification conferred in this section shall include the right to be paid by the corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this section shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

         C. If a claim under the two preceding paragraphs of this section is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty
(20) days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim.


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If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses under this section or otherwise shall be on the corporation.

         D. The rights to indemnification and advancement of expenses conferred in this section shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, the corporation's certificate of incorporation, as it may be amended or restated from time-to-time, any agreement, vote of stockholders or disinterested directors, or otherwise. No amendment or repeal of this Article Eight shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

         E. The corporation shall have the power to purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The corporation may also create a trust fund, grant a security interest and/or use other means (including, but not limited to letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.


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         F. For purposes of this section, references to the "corporation" shall include any subsidiary of this corporation from and after the acquisition thereof by this corporation, so that any person who is a director, officer, employee or agent of such subsidiary after the acquisition thereof by this corporation shall stand in the same position under the provisions of this section as such person would have had such person served in such position for this corporation.

         G. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

                                   ARTICLE TEN

         The name and mailing address of the incorporator is Steven P. Johnson, 2525 East Camelback Road, Phoenix, Arizona 85016.

                                 ARTICLE ELEVEN

         The number of directors constituting the initial Board of Directors of the corporation is one (1). The size of the Board of Directors may be increased or decreased in the manner provided in the Bylaws of the corporation. All corporate powers of the corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or by law. The name and address of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:


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
                Name                                        Address
                ----                                        -------
                Ernest C. Garcia, II                        2525 East Camelback Road, Suite 510
                                                            Phoenix, Arizona 85016

                                 ARTICLE TWELVE

                Subject to any conditions imposed by law, the corporation expressly denies the application of the Arizona Corporate Takeover Laws, Arizona Revised Statutes Sections 10-2701 et seq., or any successor thereto.

                                ARTICLE THIRTEEN

                The Corporation hereby elects not to be governed by Section 203 (Business Combinations with Interested Stockholders) of the Delaware General Corporation Law.

                                ARTICLE FOURTEEN

                The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General corporation Law.


DATED this 24 day of April, 1996,  As amended on April 1997 and May 1997.


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                           CERTIFICATE OF DESIGNATIONS
                                     OF THE
                            SERIES B PREFERRED STOCK
                           (Par Value $.001 Per Share)

                                       OF

                            UGLY DUCKLING CORPORATION

                        --------------------------------

                        Pursuant to Section 151(g) of the

                        Delaware General Corporation Law

                        --------------------------------

         The undersigned duly authorized officer of UGLY DUCKLING CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), pursuant to Section 151(g) thereof, DOES HEREBY CERTIFY:

         That the Certificate of Incorporation of the Company authorizes the creation of up to 20,000,000 shares of the Company's common stock, par value $.001 per share ("Common Stock") and 10,000,000 shares of the Company's preferred stock, par value $.001 per share (such preferred stock, together with all other preferred stock of the Company the creation of which has been or is in the future authorized by the Certificate of Incorporation, the "Preferred Stock"); and

         That pursuant to the authority conferred upon the Board of Directors (the "Board") by the Certificate of Incorporation of the Company, on June 12, 1996, the Board adopted the following resolution creating a series of 1,000,000 shares of Preferred Stock designated as set forth below:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by provisions of the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), and the General Corporation Law of the State of Delaware, the issuance of a Series B Preferred Stock, which shall consist of 1,000,000 shares of the 10,000,000 shares of Preferred stock which the Company now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) authorized by this resolution as follows:


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                  1.       Designation and Rank.

                  The Series B Preferred Stock shall rank prior to the Common Stock and to all other classes and series of equity securities of the corporation now or hereafter authorized, issued, or outstanding (such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the corporation ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Series B Preferred Stock as to dividend rights and rights upon liquidation, winding up, or dissolution of the corporation. The Series B Preferred Stock shall be junior to all outstanding debt of the corporation. The Series B Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and Junior Stock to the extent not expressly prohibited herein, and the provisions hereof.

                  2.       Dividends.

                           A. The holders of record of shares of the Series B
Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the corporation, out of any funds of the corporation legally available therefor, cumulative cash dividends ("Dividends") at the per annum rates set forth below, which shall accrue from June 21, 1996, and be payable quarterly in arrears on the last day of March, June, September and December, in each year, commencing June 30, 1996, or, if such day is a non-business day, on the next business day, without interest (each of such dates, a "Dividend Payment Date").

                  June 21, 1996 - December 31, 1997              10%
                  January 1, 1998 and thereafter                 12%

         Each declared Dividend shall be payable to holders of record as they appear on the stock books of the corporation at the close of business on the applicable record date, which shall be not more than 30 nor less than 10 calendar days preceding the Dividend Payment Date therefor, as determined by the Board or a duly authorized committee thereof (each of such dates, a "Record Date"). Dividends on each share of Series B Preferred Stock shall accrue and be cumulative from the date of issuance thereof, whether or not there shall be profits, surplus, or other funds of the corporation legally available for the payment of such Dividends at the time such Dividends shall accrue or become due and whether or not such Dividends are declared. Accrued and unpaid Dividends for any prior Dividend periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board.

                           B. Unless full Dividends on the Series B Preferred
Stock at the rates set forth in paragraph 2.A. above shall have been paid or declared and a sum sufficient for the payment thereof set apart: (i) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any Common Stock or any other Junior

                                       B

Stock and (ii) no Common Stock shall be purchased, redeemed, or acquired by the corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock or any other Junior Stock from directors, officers, or employees of the corporation pursuant to agreements under which the corporation has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment.

                  3.       Liquidation Preference.

                           A. In the event of any liquidation, dissolution, or
winding up of the corporation, either voluntarily or involuntarily, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of Common Stock of the corporation or any other Junior Stock, an amount equal to the Issuance Price for each share of Series B Preferred Stock plus all Dividends due and not paid on such shares (the "Liquidation Payment"). If upon such liquidation, dissolution, or winding up of the corporation the assets of the corporation are insufficient to pay the Liquidation Payment in full on each share of Series B Preferred Stock, then such assets as are available for distribution to the holders of the Series B Preferred Stock shall be distributed ratably among such holders. Unless specifically designated as Junior Stock or Senior Stock with respect to the distribution of assets, all other series or classes of Preferred Stock shall rank on a parity with the Series B Preferred Stock with respect to the distribution of assets. All of the preferential amounts to be paid to the holders of the Series B Preferred Stock and any Parity Stock under this paragraph shall be paid or set apart for payment before the payment or setting apart for payment of any amount for or the distribution of any assets of the corporation to the holders of the Common Stock in connection with such liquidation, dissolution, or winding up.

                           B. A consolidation or merger of the corporation with
or into any other corporation where less than 50% of the outstanding voting securities of the surviving corporation are held by the shareholders of the corporation existing immediately prior to the consolidation or merger or a sale of all or substantially all of the assets of the corporation, shall be deemed to be a liquidation, dissolution, or winding up of the corporation within the meaning of this paragraph 3.B.

                  4.       Voting Rights.

                           A. Except as provided in 4.B. below, or as otherwise
from time to time required by applicable law, the shares of Series B Preferred Stock shall not entitle the holder thereof to any voting rights in the corporation.

                           B. The approval of 66 2/3% of the outstanding shares
of the Series B Preferred Stock, voting separately as a class, shall be required to authorize any action of the corporation which (i) changes the rights, preferences, or privileges of the


                                        C
shares of the Series B Preferred Stock, or (ii) creates any new class of stock having preference over or being on a parity with the shares of the Series B Preferred Stock as to distributions upon the liquidation, winding up, or dissolution of the corporation. If Dividends for an entire calendar year have not been declared and paid within 30 days after the end of the calendar year, then until said Dividends are paid, holders of Series B Preferred Stock shall be entitled to vote in the election of members of the Board of Directors of the corporation. In such event, each share of Series B Preferred Stock shall entitle the holder thereof to ten votes in the election of members of the Board of Directors and said votes may be cumulated in accordance with applicable law. At any time that holders of Series B Preferred Stock are entitled to vote in the election of members of the Board of Directors, the holders of 25% of the outstanding shares of the interest of Series B Preferred Stock may call a special meeting of the Board of Directors in accordance with the Bylaws of the corporation.

                  5. Right of Redemption. The corporation shall have the right to redeem the Series B Preferred Stock, in whole or in part, from time to time at any time, except as otherwise prohibited by law, at the Issuance Price per share, plus an amount equal to all accrued and unpaid Dividends (whether or not any such Dividend has been declared, but without interest thereon) to the date such payment is made available in full to holders of shares of Series B Preferred Stock (the "Redemption Price"). If fewer than all of the shares of Series B Preferred Stock are to be redeemed at any time, selection of shares for redemption shall be made by the Board of Directors of the corporation on a pro rata basis or in such other equitable manner as the Board shall determine. The corporation shall cause a notice of the record date set by the Board of Directors for the payment of the Redemption Price (the "Redemption Date") to be mailed to the holders of the Series B Preferred Stock to be redeemed at least 30 days prior to the Redemption Date. Following the Redemption Date, unless this corporation defaults in payment of the Redemption Price on the Redemption Date, the holders of the shares of Series B Preferred Stock called for redemption shall cease to have any rights as stockholders of the corporation with respect to such shares called for redemption except the right to receive the Redemption Price upon surrender of the certificate or certificates representing the shares of Series B Preferred Stock called for redemption, endorsed for transfer to the corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

                  6. Transfer. The corporation shall keep a register in which the corporation shall register the transfer of any shares of Series B Preferred Stock. Upon presentment for registration of transfer of a certificate representing shares of Series B Preferred Stock (accompanied by such stock assignments or stock powers as the corporation may require), the corporation shall cancel such certificate and shall execute and issue to the transferor and/or transferee new certificates aggregating a number of shares of Series B Preferred Stock as is equal to the number represented by the canceled certificate.


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
         IN WITNESS WHEREOF, Ugly Duckling Corporation has caused this Certificate to be signed by Gregory B. Sullivan, its President and Chief Operating Officer, and attested by Steven P. Johnson, its Senior Vice President, General Counsel, and Secretary this 18th day of June, 1996.

                                        UGLY DUCKLING CORPORATION, a
                                        Delaware corporation



                                        By:     /s/ Gregory B. Sullivan

                                        Name:   Gregory B. Sullivan

                                        Title:  President and Chief Operating
                                                Officer



Attest: /s/ Steven P. Johnson



Name:  Steven P. Johnson

Title: Senior Vice President, General Counsel, and Secretary


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